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                                                                 Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SEQUUS Pharmaceuticals, Inc. Equity Incentive Plan and SEQUUS Pharmaceuticals, Inc. Employee Stock Purchase Plan of our report dated January 27, 1997, with respect to the consolidated financial statements and schedule of SEQUUS Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                             /s/  ERNST & YOUNG LLP


Palo Alto, California
February 4, 1998